UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Copies to:

Richard Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2008, Cornerworld Corporation (“Cornerworld” or, the “Company”) entered into a Share Exchange Agreement, as amended on March 12, 2008 (the “Agreement”) with Sway, Inc., a company formed pursuant to the laws of Delaware (“Sway”), and the shareholders of Sway (the “Sway Shareholders”). Pursuant to the Agreement, the Company agreed to acquire all of the outstanding equity stock of Sway from the Sway Shareholders. As consideration for the acquisition of Sway, the Company agreed to issue 17,420,000 shares of the Company’s common stock to the Sway Shareholders (the “Cornerworld Shares”). 11,613,333 of the Cornerworld Shares shall be distributed to the Sway Shareholders on the closing date. The remaining 5,806,667 of the Cornerworld Shares shall be placed in escrow (“Escrow Shares”) and subject to the terms of the “look-back” provision as described below. These issuances are exempt from registration requirements under Regulation D under the Securities Act of 1933, as amended. The Sway Shareholders will also receive $3,000,000 in cash to be paid as follows: $1,500,000 cash to the Sway Shareholders on the closing date, $750,000 6 months after the closing date and the final $750,000 one year after the closing date. In addition, the Company will provide Sway with $1,000,000 in funds for working capital on the closing date, with such funds to be used for the retirement of the Sway bank debt on the closing date, and marketing and development of the Sway business. The closing of the Agreement is subject to the satisfaction of customary closing conditions, including, among other things, a due diligence examination of the Sway Business and Sway Financial statements, as defined in the Agreement, and the raising by the Company of a minimum amount of capital.

Look Back Provision:

Escrow Shares

The Escrow Shares shall he held in escrow subject to the terms of the Agreement and a Look Back Provision (the “Provision”). For purposes of the Provision, pre-tax income shall be determined on the basis of recognizing revenues for the sale of Shoutlet (see below) on a cash basis, and the capitalization of internal costs incurred for the continued development and enhancement of the capabilities of Shoutlet. Additionally, for purposes of the Provision, pre-tax income shall not include the effect of any corporate expenses allocated to Sway by Cornerworld nor any costs incurred by Sway for the transactions contemplated by the Agreement (including, without limitation, any portion of the $1,000,000 provided to Sway pursuant to the Agreement). The actual pre-tax income shall be determined in accordance with the Provision and as otherwise agreed to between the parties without resort to an audit.

First Period

The benchmark for the first period (the “First Period’’) shall be $2,400,000 pre-tax income earned between January 1, 2008 and Sept 30, 2008; provided that in the event that Sway falls short of this projection it will have an additional 30 days to comply, otherwise the terms of the Provision shall apply. The number of Escrow Shares to be released from escrow and distributed shall be determined as follows: the numerator shall equal the actual pre-tax income earned by Sway determined consistent with the terms of the Provision multiplied by one-half of the Escrow Shares and the denominator of $2,400,000 (‘‘First Release”). In no event shall the First Release be greater than the total number of Escrow Shares.

Second Period

The benchmark for the second period (the “Second Period”) shall be s $5,300,000 pre-tax income earned between the conclusion of the First Period and the date that is 6 months after such date; provided that in the event that Sway falls short of this projection it will have an automatic additional 30 days to comply, otherwise the terms of the Provision shall apply. The number of Escrow Shares to be released from escrow and distributed shall be determined as follows: the numerator shall he actual pre-tax income earned by Sway determined consistent with the terms of the Provision multiplied by the number of Escrow Shares less the number of shares distributed in the First Release and the denominator of $5,300,000 (“Second Release”). In no event shall the Second Release be greater than the total number of Escrow Shares less the number of shares distributed in the First Release.

Escrow Shares shall be distributed within 30 days following the conclusion of the First Period and the Second Period. Further, in the event that Cornerworld should sell all or substantially all of the business or the assets of Sway prior to the Second Release, or Sway or Cornerworld should otherwise undergo a change in control, then Cornerworld will distribute the balance of all the Escrow Shares not yet distributed.

BUSINESS OF SWAY, INC.

Sway, Inc. is a Delaware corporation formed on October 28, 2004.

Sway’s traditional business is to facilitate for large, consumer goods companies and others the effective advertising within the social communities prevalent on the web today using non-traditional means (more commonly referred to as “Web 2.0”). Sway’s management and personnel have developed an expertise and reputation in this area.

Sway’s expertise is in the identification and selection of highly targeted social community destination websites for particular purposes and to accomplish specific objectives. It can access these communities for the benefit of advertisers in order to allocate increasing amounts of their overall promotion budgets to this medium. Sway then designs the strategy and tools to enable these advertisers to access these sites in a non-disruptive manner. Sway leads clients through the process of leveraging social media dynamics for brand promotion. Social communities are niche based with unique user personalities. Sway’s expertise enables clients to engage target audiences through the web and mobile phone platforms. Sway then works closely with its clients to develop and launch innovative and effective on-line content that integrates with these audiences, what Sway refers to as “engagements.” From blogs to podcasts, RSS feeds to text messaging, Sway has the experience and creative talent to design an effective format for an advertiser’s message.

Sway’s access to advertisers has been streamlined through its strategic partnerships with traditional agencies, public relations firms and SEO (search engine optimization) organizations. Sway currently maintains strategic partnerships with Dig Communications in Chicago and San Francisco and Maddock Douglas in Elmhurst, IL. In addition, Sway has developed key direct client relationships.

Sway has developed, launched and continues to enhance its Shoutlet tool to accomplish this work. Shoutlet is a Web 2.0 dashboard that enables marketers and advertising professionals to access all the relevant technologies from one web-based interface, with unified reporting. Shoutlet is an integral and differentiating aspect of Sway’s overall business plan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to a Share Exchange Agreement dated March 7, 2008, the Company agreed to issue 17,420,000 shares of common stock to the Sway shareholders. It is understood that the shares issued will be restricted securities, as defined under applicable U.S. securities laws. Accordingly, the shares may be sold only in accordance with Rule 144 or other applicable exemptions. In addition to restrictions of Rule 144, the Sway shareholders will agree to a leak-out provision in which they will not sell shares during any subsequent calendar quarter in excess of 2.5% of the total Cornerworld Shares issued to them in connection with this transaction at the time of such sale. Of the 17,420,000 shares of restricted common stock issued to the Sway shareholders that will be governed by the leak-out provision, 476,422 will be distributed to the participants of the Sway Phantom Stock Plan and will be exempt from the aforementioned leak-out provision.

Item 5.02 Election of Directors; Appointment of Certain Officers.

In connection with the acquisition of Sway, Inc, Jason Weaver will be appointed as an officer to the Company.

Jason Weaver, President, Cornerworld Corp.; CEO, Sway, Inc.

Jason Weaver has over 15 years experience as an entrepreneur. In April 2004, Mr. Weaver founded Sway, Inc, for which he served as Chief Executive Officer for almost four years. From August 2002 to April 2004, Mr. Weaver was the Director of Marketing at Broadjam, Inc. Prior to that, Mr. Weaver held the position of Product Manager at MyWeather, LLC and Sonic Foundry, Inc., which is a publicly held company. From June 1998 to September 2000, Mr. Weaver was the publisher of Mixdown Magazine. Mr. Weaver received his Bachelor of Science degree in Communications from Ohio University.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed by amendment no later than 71 calendar days after March 7, 2008.

(b) Pro forma financial information.

To be filed by amendment no later than 71 calendar days after March 7, 2008.

(c) Exhibits

Exhibit Number	Description

10.1	Share Purchase Agreement by and among Cornerworld Corporation., Sway, Inc. and the shareholders of Sway, Inc.
10.2	Amendment No. 1 to Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerworld Corporation

Dated: March 13, 2008	By: /s/ Scott Beck
Name:	Scott Beck
Title:	Chief Executive Officer